Exhibit 99.2

Ener-Core Appoints Eric Helenek to Its Board of Directors

Provides the Board With Increased Expertise in Banking and Capital Markets

IRVINE, CA – May 19, 2015 – Ener-Core, Inc. (OTCQB: ENCR), the world’s only provider of Power Oxidation technology and equipment that generates clean power from low-quality and waste gases from a wide variety of industries, has appointed Eric Helenek to its Board of Directors, increasing the size of the Board to seven members.

Mr. Helenek has been a Managing Director in Cowen and Company’s Capital Markets Group since 2013, where he is responsible for equity and equity-linked financing transactions for growth companies. Mr. Helenek has 17 years of banking and capital markets experience, having worked previously at Lazard Frères, Piper Jaffray and SG Cowen.

“Eric stands out as one of the most strategically-minded and methodical investment bankers that we have come across in the industrial technology segment,” said Alain Castro, CEO of Ener-Core. “Over the last year, our company has been executing effectively on its commercial and technology strategies. But we recognize that we need to be just as methodical and diligent at formulating our short, medium and long-term capital structure and financing strategies as we are with all other core aspects of our business. We believe Eric’s expertise, insight and financial acumen will be a great asset to the company as we grow our customer base, implement our long-term business strategy, build partnerships and migrate to a licensing model.”

Michael Hammons, Chairman of the Board, further commented “Eric's strong understanding of the Clean Energy space and his experience within both the public and private capital markets make him a welcome addition to the Board, and will enhance Ener-Core's ability to execute on its growth strategy. Furthermore, with the addition of Eric to the Board, Ener-Core now has a majority of its Directors deemed to be independent, thereby providing greater shareholder oversight and achieving an important compliance requirement that is necessary in order for Ener-Core to be able to list on a larger exchange.”

About Ener-Core

Irvine, California-based Ener-Core, Inc. (ENCR) designs, manufactures and has commercially deployed unique systems that generate base load, clean power from polluting waste gases including methane. Ener-Core’s patented Power Oxidizer is the only solution of its kind that turns one of the most potent pollution sources into a profitable, “always on” source of clean energy. Ener-Core’s technology offers a revolutionary alternative to the flaring (burning) of gaseous pollution while generating operating efficiencies and ensuring compliance with costly environmental regulations.

Ener-Core offers a variety of platforms including the 250kW Ener-Core Powerstation EC250 ("EC250"), the Ener-Core Power Oxidizer 333 KW Powerstation (“EC333”) and the larger counterpart, the 2MW Ener-Core Powerstation KG2-3GEF/PO.

Cautionary Statement Regarding Forward-Looking Statements

Forward-looking statements contained in this press release are made under the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Information provided by Ener-Core, Inc., such as online or printed documents, publications or information available via its website may contain forward-looking statements that involve risks, uncertainties, assumptions, and other factors, which, if they do not materialize or prove correct, could cause its results to differ materially from historical results, or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words "planned," "expects," "believes," "strategy," "opportunity," "anticipates," and similar words. These statements may include, among others, plans, strategies, and objectives of management for future operations; any statements regarding proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief; and any statements of assumptions underlying any of the foregoing. The information contained in this release is as of the date of this press release. Except as otherwise expressly referenced herein, Ener-Core assumes no obligation to update forward-looking statements.

Contact:

Media

For Ener-Core

Dian Griesel Int’l.

Enrique Briz, 212-825-3210

or

Investors

Cheryl Schneider, 212-825-3210

or

Mahoney Communications Group

Colin Mahoney, 617-970-4418

colin@mahoneycommunications.com